Exhibit 21
Subsidiaries of Quad/Graphics, Inc. (Wisconsin) as of December 31, 2020

Name	Domicile
Chemical Research/Technology, LLC	Wisconsin
Child Day Care and Learning Services, LLC	Wisconsin
Duplainville Transport, Inc.	Wisconsin
Quad Packaging, Inc.	Wisconsin
Quad/Air, LLC	Wisconsin
Quad/Argentina II, LLC	Wisconsin
Quad/Graphics Canada, LLC	Wisconsin
Quad/Graphics Commercial & Specialty LLC	Wisconsin
Quad/Graphics Marketing, LLC	Wisconsin
Quad/Greenfield, LLC	Wisconsin
Quad Logistics Holdings, LLC	Wisconsin
Quad/Med LLC	Wisconsin
Quad/Med Quality Group, Inc.**	Wisconsin
Quad/Tech, Inc.	Wisconsin
Anselmo L. Morvillo S.A.	Argentina
Quebecor World Buenos Aires S.A.	Argentina
Rise Interactive SRL	Argentina
QGLA Participacoes S/C Ltda.	Brazil
Quad/Brasil Grafica Ltda.	Brazil
Quad/Graphics (BVI) Holdings Ltd.	British Virgin Islands
Quad/Graphics (BVI) Ltd.	British Virgin Islands
Quad/Graphics Investments Ltd.	British Virgin Islands
QuadMed Medical Clinics of California, Inc.*	California
Quad/Graphics Vancouver Corp.	Canada
Quad/Graphics Chile Holding Limitada	Chile
CG Packaging Company, Limited	China
QuadTech (Shanghai) Trading Company Limited	China
Quad/Graphics Colombia S.A.S.	Colombia
QG Printing II LLC	Connecticut
Anthem Marketing, LLC	Delaware
Copac Global Packaging, Inc.	Delaware
New Diversified Mailing Services LLC	Delaware
New Electronic Printing Systems, LLC	Delaware
Openfirst LLC	Delaware
Quad/Argentina, Inc.	Delaware
Quad/Brazil, Inc.	Delaware
Quad/Graphics Printing LLC	Delaware
Quad Logistics Services, LLC	Delaware
Rise Interactive Media & Analytics, LLC	Delaware
World Color Capital II, LLC	Delaware
QLC Merger Sub, Inc.	Delaware

Name	Domicile
Marin's France SAS	France
Marin's International SAS	France
Marin's Deutschland GmbH	Germany
Quad/Graphics Germany GmbH	Germany
Quad/Graphics Guatemala S.A.	Guatemala
Periscope (Asia) Limited	Hong Kong
Global Packaging Ltd	Hong Kong
QuadTech Holdings Limited	Hong Kong
Periscope Printing and Packaging India Private Limited	India
Graphic Image, Inc.	Iowa
Ivie & Associates, LLC	Iowa
Quad/Graphics Luxembourg 1 S.a.r.L.	Luxembourg
Quad/Graphics Luxembourg 2 S.a.r.L.	Luxembourg
Quad/Graphics Mauritius Ltd.	Mauritius
Proyeccion Industrial S.A. de C.V.	Mexico
Quad/Graphics Mexico D.F., S.A. de C.V.	Mexico
Quad/Graphics Mexico Holding S.A. de C.V.	Mexico
Quad/Graphics Queretaro S.A. de C.V.	Mexico
Reproducciones Fotomecanicas S.A. de C.V.	Mexico
Medical Care Innovation, P.C.*	Michigan
Periscope, Inc.	Minnesota
Periscope Canada, Inc.	Minnesota
QG Editores S.A.C.	Peru
Quad/Graphics Peru S.R.L.	Peru
CRT Sp. z o.o	Poland
Quad/Graphics Europe Sp. z o.o	Poland
Copac, Inc.	South Carolina
Quad/Graphics AB	Sweden
Greenleaf Advertising & Media, LLC	Texas
CG Packaging Co., Ltd.	Thailand
QW Ukraine LLC	Ukraine
Marin's UK Limited	United Kingdom
Chung Gia Packaging Company, Limited.**	Vietnam
CG Global Solutions Company, Ltd.	Vietnam
______________________________
*The Company holds a contractual controlling interest not based on a majority of voting rights.
**The Company indirectly holds a controlling equity interest as a beneficial owner.